Exhibit 99.1

Insperity Announces First Quarter Results

•	Gross profit per worksite employee per month reaches historical high of $292
•	Ended Q1 with $114 million of working capital after generating $27 million of EBITDA and repurchasing 472,000 shares

HOUSTON –  April 29, 2013 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported first quarter net income of $13.2 million and diluted earnings per share of $0.51.

Revenues for the first quarter of 2013 increased 2.8% over the first quarter of 2012 due to a 1.2% increase in the average number of worksite employees paid per month and a 1.6% increase in revenues per worksite employee per month.  Gross profit increased 5.0% over the first quarter of 2012 to $108.1 million.  Gross profit per worksite employee per month increased 3.5% to $292 on improvement in the benefits cost center and an increase in the contribution from the adjacent business units.

“We are pleased with our solid financial results and the progress we made on our growth initiatives for 2013,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “We have ramped up our number of Business Performance Advisors and prepared them to take advantage of health care reform opportunities and drive growth in our adjacent businesses.”

Operating expenses increased to $86.1 million, a 7.7% increase over the first quarter of 2012, and included costs associated with a recent ramp up in the number of Business Performance Advisors and implementation of the company’s health care reform strategy.  Operating expenses per worksite employee per month increased $14, or 6.4% to $233 in the first quarter of 2013 from $219 in the 2012 period.

EBITDA totaled $27.3 million.  During the quarter, the company repurchased 472,211 shares at a cost of $13.5 million and paid its quarterly dividend of $4.3 million.  Working capital at March 31, 2013, was $113.7 million.

“We started 2013 generating near record levels of cash flow,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.  “When combined with our strong balance sheet, we are positioned well to invest in our growth plan, pay ongoing dividends and repurchase shares at attractive levels.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the second quarter and full year 2013 and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 34198043.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today.  A replay of the conference call will be available at 855-859-2056, conference i.d. 34198043.  The webcast will be archived for one year.

Insperity, Inc.

Insperity, a trusted advisor to America’s best businesses for more than 27 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace.  Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce OptimizationTM solution.  Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services.  Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2012 revenues of $2.2 billion, Insperity operates in 57 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Insperity, Inc.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	March 31,	Dec. 31,
	2013	2012
	(Unaudited)
Assets
Cash and cash equivalents	$227,432	$264,544
Restricted cash	47,374	47,149
Marketable securities	51,397	16,904
Accounts receivable	201,200	190,386
Prepaid insurance	16,887	15,620
Other current assets	13,759	9,651
Deferred income taxes	3,110	7,211
Total current assets	561,159	551,465

Property and equipment, net	92,150	93,942
Prepaid health insurance	9,000	9,000
Deposits	70,528	67,201
Goodwill and other intangible assets, net	23,274	23,775
Other assets	4,600	4,817
Total assets	$760,711	$750,200

Liabilities and Stockholders’ Equity
Accounts payable	$2,202	$3,660
Payroll taxes and other payroll deductions payable	183,511	178,534
Accrued worksite employee payroll expense	168,715	150,070
Accrued health insurance costs	7,484	13,942
Accrued workers’ compensation costs	49,902	49,484
Accrued corporate payroll and commissions	15,523	23,537
Other accrued liabilities	15,348	12,478
Income taxes payable	4,774	4,054
Total current liabilities	447,459	435,759

Accrued workers’ compensation costs	65,702	64,536
Deferred income taxes	8,162	9,000
Total noncurrent liabilities	73,864	73,536

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	133,898	133,207
Treasury stock, cost	(144,998)	(133,950)
Accumulated other comprehensive income, net of tax	32	16
Retained earnings	250,148	241,324
Total stockholders’ equity	239,388	240,905
Total liabilities and stockholders’ equity	$760,711	$750,200

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended March 31,
	2013	2012	Change

Operating results:
Revenues (gross billings of $3.332 billion and $3.231 billion, less worksite employee payroll cost of $2.720 billion and $2.636 billion, respectively)	$611,836	$595,177	2.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	503,718	492,173	2.3%
Gross profit	108,118	103,004	5.0%
Operating expenses:
Salaries, wages and payroll taxes	48,211	43,323	11.3%
Stock-based compensation	2,310	2,155	7.2%
Commissions	3,207	3,435	(6.6)%
Advertising	5,250	4,755	10.4%
General and administrative expenses	21,986	22,078	(0.4)%
Depreciation and amortization	5,145	4,212	22.2%
Total operating expenses	86,109	79,958	7.7%
Operating income	22,009	23,046	(4.5)%
Other income:
Interest, net	69	164	(57.9)%
Other, net	9	124	(92.7)%
Income before income tax expense	22,087	23,334	(5.3)%
Income tax expense	8,914	9,450	(5.7)%
Net income	$13,173	$13,884	(5.1)%
Less distributed and undistributed earnings allocated to participating securities	(383)	(402)	(4.7)%
Net income allocated to common shares	$12,790	$13,482	(5.1)%
Basic net income per share of common stock	$0.51	$0.54	(5.6)%
Diluted net income per share of common stock	$0.51	$0.54	(5.6)%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended
	March 31,
	2013	2012	Change

Statistical data:
Average number of worksite employees paid per month	123,391	121,938	1.2%
Revenues per worksite employee per month (1)	$1,653	$1,627	1.6%
Gross profit per worksite employee per month	292	282	3.5%
Operating expenses per worksite employee per month	233	219	6.4%
Operating income per worksite employee per month	59	63	(6.3)%
Net income per worksite employee per month	36	38	(5.3)%

(1)	Gross billings of $9,002 and $8,833 per worksite employee per month, less payroll cost of $7,349 and $7,206 per worksite employee per month, respectively.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended
	March 31,
	2013	2012	Change

Payroll cost (GAAP)	$2,720,512	$2,636,129	3.2%
Less: Bonus payroll cost	342,565	367,823	(6.9)%
Non-bonus payroll cost	$2,377,947	$2,268,306	4.8%

Payroll cost per worksite employee (GAAP)	$7,349	$7,206	2.0%
Less: Bonus payroll cost per worksite employee	925	1,005	(8.0)%
Non-bonus payroll cost per worksite employee	$6,424	$6,201	3.6%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended
	March 31,
	2013	2012	Change
Net income (GAAP)	$13,173	$13,884	(5.1)%
Income tax expense	8,914	9,450	(5.7)%
Depreciation and amortization	5,145	4,212	22.2%
Interest expense	88	88	—
EBITDA	27,320	27,634	(1.1)%
Stock-based compensation	2,310	2,155	7.2%
	$29,630	$29,789	(0.5)%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Insperity, Inc.

Non-bonus payroll and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Insperity includes non-bonus payroll and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.